Exhibit 99.1

Century Aluminum Company Reports Fourth Quarter and Full Year 2018 Results

Chicago, February 21, 2019 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced fourth quarter and full year 2018 results.

Fourth Quarter 2018 Financial Results

•	Shipments of 199,466 tonnes, a 9% increase over prior quarter driven by restarts at Hawesville and Sebree

•	Net sales of $486.9 million, a 1% increase over prior quarter despite lower LME prices

•	Net loss of $65.0 million, or $(0.74) per share

•	Adjusted net loss(1) of $40.7 million, or $(0.43) per share

•	Adjusted EBITDA(1) of $(18.1) million driven by the historically high alumina price relative to the metal price

Full Year 2018 Financial Results

•	Shipments of 749,850 tonnes, a 1% increase over prior year driven by the restart at Hawesville partially offset by the temporary line loss at Sebree

•	Net sales of $1,893.2 million, a 19% increase over prior year

•	Net loss of $66.2 million, or $(0.76) per share

•	Adjusted net loss(1) of $13.0 million, or $(0.14) per share

•	Adjusted EBITDA(1) of $86.0 million despite the historically high alumina price relative to the metal price

$MM (except shipments and per share data)
	Q3 2018	Q4 2018	FY 2017	FY 2018
Shipments (tonnes)	182,926	199,466	743,198	749,850
Net sales	$481.8	$486.9	$1,589.1	$1,893.2
Net income (loss)	(20.3)	(65.0)	48.6	(66.2)
Diluted earnings (loss) per share	(0.23)	(0.74)	0.51	(0.76)
Adjusted net income (loss)(1)	2.3	(40.7)	34.7	(13.0)
Adjusted earnings (loss) per share(1)	0.02	(0.43)	0.36	(0.14)
Adjusted EBITDA(1)	28.7	(18.1)	167.5	86.0

Notes:
(1) Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures

In the fourth quarter of 2018, shipments of primary aluminum were 199,466 tonnes compared with 182,926 tonnes shipped in the third quarter of 2018, reflecting the impact of the Hawesville and Sebree restarts. Net sales for the fourth quarter of 2018 were $486.9 million compared with $481.8 million for the third quarter of 2018, reflecting a 1% increase over prior quarter despite lower LME prices.
Century reported a net loss of $65.0 million for the fourth quarter of 2018. This result compares to a net loss of $20.3 million for the third quarter of 2018. Fourth quarter results were negatively impacted by $24.3 million of exceptional items, including a $29.1 million lower of cost or net realizable value inventory adjustment (net of tax).
The adjusted net loss for the fourth quarter of 2018 was $40.7 million compared to adjusted net income of $2.3 million for the third quarter of 2018.

Adjusted EBITDA for the fourth quarter of 2018 was $(18.1) million driven by the historically high alumina price relative to the metal price. This result was down $46.8 million from the third quarter of 2018 due to lower LME prices.
Century's cash position at quarter end was $38.9 million and revolver availability was $156.9 million.
For the full year 2018, shipments of primary aluminum were 749,850 tonnes compared with 743,198 tonnes shipped in 2017, reflecting the impact of the Hawesville restart partially offset by the equipment failure at Sebree. Net sales for the full year 2018 were $1,893.2 million compared with $1,589.1 million for 2017.
For the full year 2018, Century reported a net loss of $66.2 million. This result compares to net income of $48.6 million for the full year 2017. Full year 2018 results were negatively impacted by $53.2 million of exceptional items, primarily due to a $35.0 million lower of cost or net realizable value inventory adjustment (net of tax) and by $21.1 million related to the equipment failure at Sebree.
The adjusted net loss for the full year 2018 was $13.0 million compared to adjusted net income of $34.7 million for the full year 2017.
Adjusted EBITDA for the full year 2018 was $86.0 million, down $81.5 million over prior year driven by the historically high alumina price relative to the metal price.
“Conditions in our industry remain sound,” commented Michael Bless, President and Chief Executive Officer. “The global deficit in primary aluminum in 2018 was over 1.5 million tonnes, consisting of a surplus in China and a deficit of over 2 million tonnes in the remainder of the world. This global deficit level is expected to repeat in 2019. Demand continues to be strong in our markets in the U.S. and Europe. The alumina price remains materially above historical levels, correlating to 23% of the metal price during the fourth quarter; we continue to assess alumina’s fair value as 17% or below. Bottom line, we believe industry conditions should be attractive for Century during 2019, especially once the geopolitical picture for commodities generally becomes clearer.”
Bless continued, “We made good progress in our operations during the last several months. The restart of the idled capacity at Hawesville remains on schedule and on budget, with the startup of the last of the curtailed potlines nearing completion. The next step will be the determination of the rebuild schedule for the two potlines that have been continuously operating. Most important, the team at Hawesville has accomplished this complex process without a serious safety incident; this laudable achievement is the result of meticulous planning and training, followed by attention to detail during the execution phase. At Mt. Holly, we concluded a two-year extension to the 75 percent market power based contract; we remain determined and fully committed to finding a path to achieving full market access, which would enable a return to full production.”
“Controllable cost performance was excellent during the quarter. The relationship between alumina and aluminum prices, as we forecast, had a negative impact on financial performance. In addition, cash flow was impacted, as expected, by the bulk of the remaining capital spending for the Hawesville restart project. First quarter financial performance will again be burdened by high realized alumina prices as alumina purchased several months ago will be reflected in our financial statements. It is important to note that beginning in the second quarter of 2019, we anticipate EBITDA to be positive at spot prices and our liquidity remains strong. In addition, we are confident the company’s financial position will strengthen as a result of incremental profitability from the additional production volume at Hawesville, combined with a reduction in the capital required for this project.”
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management. The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income, adjusted earnings per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the future impact of any Section 232 relief, including tariffs or other trade remedies to Century, on aluminum prices or more generally, the extent to which any such remedies may be changed, including through exclusions or exemptions, and the duration of any such remedy; our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects; our ability to successfully manage transmission issues and market power price risk and to control or reduce power costs; our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; our intention and ability to bring our Hawesville smelter back to full production and any plans, expectations, costs or assumptions with respect thereto; any future impact of the May 2018 Sebree equipment failure on our financial and operating performance, including our expectations with respect to insurance coverage with respect thereto; the future operation of our smelters and our other operations, including future production restarts or curtailments and any costs, benefits or actions associated therewith; future investments in new technology or other production improvements; the future financial and operating performance of Century, its subsidiaries and its projects; future inventory, production, sales, cash costs and capital expenditures; future operational improvements; future impairment charges or restructuring costs; our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities and the impact of recent tax reform in the U.S.; our assessment of the ultimate outcome of our outstanding litigation; our plans and expectations with respect to the sale or other disposition of our 40% interest in BHH; our ability to access existing or future financing arrangements; future construction, investment and development; and our future business objectives, strategies and initiatives.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three months ended
	December 31,	September 30,	December 31,
	2017	2018	2018
NET SALES:
Related parties	$322.0	$305.3	$320.3
Other customers	111.9	176.5	166.6
Total net sales	433.9	481.8	486.9
Cost of goods sold	386.0	493.6	546.2
Gross profit (loss)	47.9	(11.8)	(59.3)
Selling, general and administrative expenses	11.4	8.8	8.7
Helguvik (gains)	(7.3)	(4.5)	—
Other operating (income) expense - net	0.5	(0.5)	0.4
Operating income (loss)	43.3	(15.6)	(68.4)
Interest expense	(5.6)	(5.6)	(5.7)
Interest income	0.5	0.4	0.2
Net gain on forward and derivative contracts	0.5	0.8	3.6
Other income (expense) - net	(0.1)	0.7	1.1
Income (loss) before income taxes and equity in earnings of joint ventures	38.6	(19.3)	(69.2)
Income tax (expense) benefit	(3.1)	(1.7)	3.2
Income (loss) before equity in earnings of joint ventures	35.5	(21.0)	(66.0)
Equity in earnings of joint ventures	0.3	0.7	1.0
Net income (loss)	$35.8	$(20.3)	$(65.0)

Net income (loss) allocated to common stockholders	$33.0	$(20.3)	$(65.0)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.38	$(0.23)	$(0.74)
Diluted	$0.37	$(0.23)	$(0.74)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87.3	87.6	87.6
Diluted	88.2	87.6	87.6

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Twelve months ended
	December 31,	December 31,
	2017*	2018
NET SALES:
Related parties	$1,198.1	$1,204.5
Other customers	391.0	688.7
Total net sales	1,589.1	1,893.2
Cost of goods sold	1,457.8	1,916.1
Gross profit (loss)	131.3	(22.9)
Selling, general and administrative expenses	44.8	40.2
Helguvik (gains)	(7.3)	(4.5)
Ravenswood (gains)	(5.5)	—
Other operating expense - net	2.1	0.4
Operating income (loss)	97.2	(59.0)
Interest expense	(22.2)	(22.4)
Interest income	1.4	1.5
Net gain (loss) on forward and derivative contracts	(16.5)	6.3
Other income (expense) - net	(4.5)	3.0
Income (loss) before income taxes and equity in earnings of joint ventures	55.4	(70.6)
Income tax (expense) benefit	(7.6)	0.2
Income (loss) before equity in earnings of joint ventures	47.8	(70.4)
Equity in earnings of joint ventures	0.8	4.2
Net income (loss)	$48.6	$(66.2)

Net income (loss) allocated to common stockholders	$44.7	$(66.2)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.51	$(0.76)
Diluted	$0.51	$(0.76)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87.3	87.6
Diluted	88.0	87.6

* As adjusted due to the adoption of ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(Unaudited)
	December 31, 2017	December 31, 2018
ASSETS
Cash and cash equivalents	$167.2	$38.9
Restricted cash	0.8	0.8
Accounts receivable - net	43.1	82.5
Due from affiliates	10.4	22.7
Inventories	317.5	343.8
Prepaid and other current assets	14.7	18.0
Total current assets	553.7	506.7
Property, plant and equipment - net	971.9	967.3
Other assets	56.0	63.5
TOTAL	$1,581.6	$1,537.5
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$89.9	$119.4
Due to affiliates	20.4	10.3
Accrued and other current liabilities	61.4	52.5
Accrued employee benefits costs	11.0	11.0
Revolving credit facility	—	23.3
Industrial revenue bonds	7.8	7.8
Total current liabilities	190.5	224.3
Senior notes payable	248.2	248.6
Accrued pension benefits costs - less current portion	38.9	50.9
Accrued postretirement benefits costs - less current portion	113.0	101.2
Other liabilities	57.9	46.0
Deferred taxes	103.5	104.3
Total noncurrent liabilities	561.5	551.0

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 74,364 outstanding at December 31, 2017; 160,000 issued and 71,967 outstanding at December 31, 2018)	0.0	0.0
Common stock (one cent par value, 195,000,000 authorized; 94,731,298 issued and 87,544,777 outstanding at December 31, 2017; 95,289,961 issued and 88,103,440 outstanding at December 31, 2018)	0.9	1.0
Additional paid-in capital	2,517.4	2,523.0
Treasury stock, at cost	(86.3)	(86.3)
Accumulated other comprehensive loss	(91.7)	(98.7)
Accumulated deficit	(1,510.7)	(1,576.8)
Total shareholders’ equity	829.6	762.2
TOTAL	$1,581.6	$1,537.5

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Twelve months ended
	December 31,	December 31,
	2017*	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$48.6	$(66.2)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Lower of cost or NRV inventory adjustment	(1.1)	36.5
Unrealized (gains) on forward and derivative contracts	—	(6.5)
Depreciation and amortization	84.2	90.1
Helguvik (gains)	(7.3)	(4.5)
Ravenswood (gains)	(5.5)	—
Other non-cash items - net	(6.7)	(13.2)
Change in operating assets and liabilities:
Accounts receivable - net	(30.6)	(39.4)
Due from affiliates	6.3	(12.4)
Inventories	(67.5)	(62.8)
Prepaid and other current assets	7.8	(0.9)
Accounts payable, trade	4.7	30.5
Due to affiliates	4.8	(10.1)
Accrued and other current liabilities	14.5	(11.1)
Ravenswood retiree legal settlement	(5.0)	(2.0)
Other - net	4.3	2.9
Net cash (used in) provided by operating activities	51.5	(69.1)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(31.8)	(83.0)
Proceeds from sale of property, plant and equipment	14.4	0.1
Net cash (used in) investing activities	(17.4)	(82.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1.3	23.3
Repayments under revolving credit facilities	(1.3)	—
Issuance of common stock	0.4	0.4
Net cash provided by financing activities	0.4	23.7
CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	34.5	(128.3)
Cash, cash equivalents and restricted cash, beginning of year	133.5	168.0
Cash, cash equivalents and restricted cash, end of year	$168.0	$39.7

Supplemental Cash Flow Information:
Cash paid for:
Interest	$19.5	$19.7
Taxes	5.6	13.1
Non-cash investing activities:
Capital expenditures	0.6	8.0

* Adjusted due to the adoption of ASU 2016-18 “Statement of Cash Flows (Topic 230) Restricted Cash”

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(in millions, except shipments)
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM(1)

	United States		Iceland		Total
	Tonnes	Sales $	Tonnes	Sales $	Tonnes	Sales $
2018
4th Quarter	117,683	$301.8	81,782	$183.1	199,466	$484.9

3rd Quarter	103,103	$283.3	79,823	$194.5	182,926	$477.8

2017
4th Quarter	108,754	$253.5	80,246	$178.7	189,000	$432.2

Full Year 2018	428,389	$1,121.9	321,461	$752.3	749,850	$1,874.2

Full Year 2017	425,669	$929.6	317,529	$650.7	743,198	$1,580.3

Notes:
(1) Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended		Three months ended
	September 30, 2018		December 31, 2018
	$MM	EPS	$MM	EPS
Net loss as reported	$(20.3)	$(0.23)	$(65.0)	$(0.74)
Lower of cost or NRV inventory adjustment, net of tax	9.2	0.10	29.1	0.33
Net (gain) on forward and derivative contracts	—	—	(3.2)	(0.04)
Sebree equipment failure	16.9	0.19	(4.3)	(0.05)
Hawesville restart project	(0.7)	(0.01)	2.7	0.03
Sebree signing bonus	1.7	0.02	—	—
Helguvik (gains)	(4.5)	(0.05)	—	—
Impact of preferred shares	—	—	—	0.04
Adjusted net income (loss)	$2.3	$0.02	$(40.7)	$(0.43)

	Three Months Ended	Three Months Ended
	September 30, 2018	December 31, 2018
Net loss as reported	$(20.3)	$(65.0)
Interest expense	5.6	5.7
Interest income	(0.4)	(0.2)
Net (gain) on forward and derivative contracts	(0.8)	(3.6)
Other (income) - net	(0.7)	(1.1)
Income tax expense (benefit)	1.7	(3.2)
Equity in earnings of joint ventures	(0.7)	(1.0)
Operating loss	$(15.6)	$(68.4)
Lower of cost or NRV inventory adjustment	9.2	30.6
Sebree equipment failure	16.9	(4.3)
Hawesville restart project	(2.9)	0.6
Sebree signing bonus	1.7	—
Helguvik (gains)	(4.5)	—
Depreciation and amortization	23.9	23.4
Adjusted EBITDA	$28.7	$(18.1)

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Twelve months ended		Twelve months ended
	December 31, 2017		December 31, 2018
	$MM	EPS	$MM	EPS
Net income (loss) as reported	$48.6	$0.51	$(66.2)	$(0.76)
Lower of cost or NRV inventory adjustment, net of tax	(1.1)	(0.01)	35.0	0.40
Net (gain) on forward and derivative contracts	—	—	(5.1)	(0.06)
Sebree equipment failure	—	—	21.1	0.24
Hawesville restart project	—	—	5.0	0.06
Sebree signing bonus	—	—	1.7	0.02
Helguvik (gains)	(7.3)	(0.08)	(4.5)	(0.05)
Ravenswood (gains)	(5.5)	(0.06)	—	—
Impact of preferred shares	—	—	—	0.01
Adjusted net income (loss)	$34.7	$0.36	$(13.0)	$(0.14)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2017*	December 31, 2018
Net income (loss) as reported	$48.6	$(66.2)
Interest expense	22.2	22.4
Interest income	(1.4)	(1.5)
Net (gain) loss on forward and derivative contracts	16.5	(6.3)
Other (income) expense - net	4.5	(3.0)
Income tax expense (benefit)	7.6	(0.2)
Equity in earnings of joint ventures	(0.8)	(4.2)
Operating income (loss)	$97.2	$(59.0)
Lower of cost or NRV inventory adjustment	(1.1)	36.5
Sebree equipment failure	—	21.1
Hawesville restart project	—	0.1
Sebree signing bonus	—	1.7
Helguvik (gains)	(7.3)	(4.5)
Ravenswood (gains)	(5.5)	—
Depreciation and amortization	84.2	90.1
Adjusted EBITDA	$167.5	$86.0

* As adjusted due to the adoption of ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

Contact
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company